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                                                                    Exhibit 23.8

                [LETTERHEAD OF SIMAT, HELLIESEN & EICHNER, INC.]


                                December 14, 1999


Aircraft Finance Trust
c/o Wilmington Trust Company
1100 North Market Street
Rodney Square North
Wilmington, Delaware 19890

                    Re: Aircraft Finance Trust, Series 1999-1

Ladies and Gentlemen:


            Reference is made to Amendment No. 4 to the Registration Statement on Form S-4 (the "Registration Statement") (file no. 333-82153) of Aircraft Finance Trust (the "Company"), to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the Company's Exchange Offer with respect to its Class A-1, Class A-2, Class B and Class C Notes.


            We hereby consent to (i) the inclusion of "The Commercial Aircraft Industry" section in the prospectus contained in the Registration Statement,
(ii) the references to our firm in such prospectus, including the reference under the caption "Experts" and (iii) the filing of this letter as an exhibit to the Registration Statement.

                                        SIMAT, HELLIESEN & EICHNER, INC.


                                        By: /s/ Clive G. Medland
                                            ------------------------
                                            Clive G. Medland
                                            Vice President